AMERICAN CYANAMID COMPANY                                               PROXY
ONE CYANAMID PLAZA, WAYNE, NEW JERSEY 07470

This Proxy is Solicited on Behalf of the Board of Directors for Annual Meeting of Shareholders, April 18, 1994.

     The undersigned appoints A.J. Costello, T.D. Martin, J.S. McAuliffe, and P.B. Webster, or any one or more of them acting in the absence of others, proxies, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on April 18, 1994, and at any adjournment thereof, as set forth on the reverse hereof, all as more fully set forth in the accompanying proxy statement, and in their discretion upon such other matters as may properly come before the meeting.

INDICATE VOTE AND SIGN ON THE REVERSE SIDE.

THIS PROXY, IF PROPERLY EXECUTED AND DATED, WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE HEREOF. IF NO SPECIFIC DIRECTION IS GIVEN, IT WILL BE VOTED FOR ITEM NOS. 1, 2 AND 3 AND AGAINST SHAREHOLDER PROPOSAL NO. 4.

                           (Continued on other side)

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' ITEM NOS. 1, 2 AND 3.

1. Election of Directors. Nominees: A.R. Dragone, A.J. Levine and A. Wexler. (INSTRUCTION: to withhold authority to vote on any nominee, write that nominee's name on the line below.)

   [ ] FOR all nominees (except as written to the contrary.)

   [ ] VOTE WITHHELD from all nominees.

2. Amendment to Restated Articles of Incorporation

   [ ] FOR       [ ] AGAINST       [ ]ABSTAIN

3. Amendment to Incentive Compensation Plan

   [ ] FOR       [ ] AGAINST       [ ]ABSTAIN

               THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'AGAINST'

                                  ITEM NO. 4.

4. Confidential Ballot               [ ] FOR       [ ] AGAINST       [ ] ABSTAIN

                                          Dated: ...............................

                                          Signature: ...........................

                                          Signature: ...........................

                                          Please sign exactly as printed on this
                                             proxy. When signing as attorney,
                                           executor, administrator, trustee or
                                                  guardian, give title.